United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
March 6, 2009
(Date of Report)
ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-20852 (Commission File Number)	16-1387013 (IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)	14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 6, 2009, the Compensation and Management Committee of the Board of Directors (the “Committee”) of Ultralife Corporation (the “Company”) awarded discretionary cash bonuses in the aggregate amount of $127,000 to the Company’s executive officers, including its named executive officers, other than its Chief Executive Officer. The Company’s named executive officers are those executive officers for whom disclosure is required in the Company’s filings with the Securities and Exchange Commission pursuant to Item 402(c) of Regulation S-K. The Committee recommended a cash bonus for the Company’s Chief Executive Officer and submitted that recommendation to the Company’s Board of Directors for approval. On March 6, 2009, the Board of Directors approved the recommended cash bonus for the Chief Executive Officer. The cash bonuses for executive officers, including the Chief Executive Officer, totaled $180,750. The discretionary cash bonuses awarded to the Company’s named executive officers are as set forth below.

Name	Title	Amount

John D. Kavazanjian	President and Chief Executive Officer	$43,750

William A. Schmitz	Chief Operating Officer	$30,000

Robert W. Fishback	Vice President of Finance and Chief Financial Officer	$30,000

Peter F. Comerford	Vice President of Administration and General Counsel	$12,000

James E. Evans	Vice President of Business Operations	$10,000
     The Company did not make any cash awards to any of its executive officers under the Company’s short-term cash incentive plan because the 2008 operating performance target was not satisfied. The failure to meet the 2008 operating performance target was due, at least in part, to relatively significant unplanned increases in commodity and freight costs and unanticipated costs associated with the integration of the Company’s recent acquisitions.
     The Company chose to pay the Company’s executive officers a discretionary cash bonus because of the Committee’s evaluation of their individual performance coupled with the Company’s strong financial performance for the year. The Company’s revenues and operating income for 2008 were $254,700,000 and $17,305,000, respectively, in each case a record amount that surpassed the previous five-year high by 85% and 240%, respectively. In addition, the amounts awarded to each executive represented approximately 25% of each officer’s target bonus under the short-term cash incentive plan with the exception of James E. Evans who, because his plan was based on a sales generation commission, was not eligible to participate in the Company’s short-term cash incentive plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2009	ULTRALIFE CORPORATION
/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration & General Counsel